EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of Susquehanna Bancshares, Inc., a Pennsylvania corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 14th day of October, 2011.

CITADEL ADVISORS LLC		CITADEL HOLDINGS II LP
By: By: By:	Citadel Holdings II LP, its Managing Member Citadel Investment Group II, L.L.C., its General Partner /s/ John C. Nagel John C. Nagel, Authorized Signatory	By: By:	Citadel Investment Group II, L.L.C., its General Partner /s/ John C. Nagel John C. Nagel, Authorized Signatory
CITADEL INVESTMENT GROUP II, L.L.C.		KENNETH GRIFFIN
By:	/s/ John C. Nagel John C. Nagel, Authorized Signatory	By:	/s/ John C. Nagel John C. Nagel, attorney-in-fact*

*
John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.